Exhibit 10.c
                              V.P. SALES/MARKETING
                           Fiscal 1998 Incentive Plan



                                                                       INCENTIVE
                                                                       POTENTIAL
                                                                       ---------
DISCRETIONARY                                                          $  8,000


         At  the  discretion  of  the  CEO.   Based  upon  effort,   dedication,
         creativity, management support, etc. Earned completely independent of objective awards, if any.


OBJECTIVE

         PML Profits                                                     $12,000

                  PML pretax profits in excess of $460,000 will be used as an incentive base. A 10% bonus will be earned on pretax profit in excess of $460,000. The maximum bonus that can be earned is $12,000.


         PML Sales and Gross Profit                                      $30,000


                  PML net sales in excess of $13.5 million will be used as the incentive base. A 3.75% (.0375) bonus will be paid on net sales in excess of $13.5 million. The maximum bonus that can be earned is $30,000. To the extent that standard gross profit (net sales standard cost) is maintained at 40.2%, the earned bonus is not affected. For each tenth of 1% (.001) lower than 40.2%, the bonus will be decreased by $10,000.






                                                                         -------

                                    Total Potential Incentive            $50,000
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